SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (date of earliest event reported): August 28, 1997


                            EV ENVIRONMENTAL, INC.
     (Exact name of Registrant as specified in its charter)


    Delaware                      33-34021-NY                 13-3555254
State or other             (Commission File Number)          (IRS Employer
jurisdiction of                                         Identification Number)
incorporation)


                 1900   Plantside  Drive, Louisville, KY 40299
                  (Address of Principal executive offices)


Registrant's telephone number, including area code (502) 499-1600

                   1465 Post Road East, Westport, CT 06880
    (Former name or forner address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

On August 28, 1997, the Company sold substantially all of the operating assets of its wholly-owned subsidiary, EV Engineering, Inc.("EVE") to Omni Engineering, Inc.("Omni"), a newly formed company created by Robert Hawkins, a former employee of EVE, for the purpose of acquiring those assets. Mr. Hawkins was not an officer, director, or, to the best of knowledge of the Company, a beneficial owner of the Company or any of its subsidiaries. The Company has no knowledge of the ownership of Omni.

The Company sold $507,000 of tangible assets of EVE (consisting primarily of trade accounts receivable) for a total consideration of $1,457,000, which consisted of $731,000 in cash at the close, $25,000 to be paid thirty days after close, assumption of bank debt of $236,000 and assumption of other liabilities of $465,000, primarily trade payables. The Company does not anticipate the realization of a material gain or loss on the transaction.

Item 7.  Financial Statements and Exhibits

(b) Pro forma financial information. The Company intends to file the required pro forma financial information by amendment with the next sixty days.

(c)  Exhibits.

Exhibit 2.1  Asset Purchase Agreement between Omni
Engineering, Inc., EV Engineering, Inc., and EV
Environmental, Inc. dated August 28, 1997.

                           SIGNATURES


Pursuant  to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              EV ENVIRONMENTAL, INC.



Date:  September 9, 1997           By_/s/ Michael R. Cox_
                                Michael R. Cox
                                President

EXHIBIT 2.1

                  ASSET PURCHASE AGREEMENT



     THIS  ASSET PURCHASE AGREEMENT (hereinafter referred
to as the "Agreement") is made and entered into this 28th day of August, 1997, by and among OMNI ENGINEERING, INC., a Kentucky corporation (the "Purchaser"), EV ENGINEERING, INC., a Delaware corporation (the
"Company")  and  EV  ENVIRONMENTAL,  INC.,   a Delaware
corporation ("EV") as the sole owner and registered holder of all of the issued and outstanding capital stock of the Company.
                    W I T N E S S E T H:
     WHEREAS, the Company is engaged in the business of
providing engineering   services  in  Kentucky  and  Indiana
and  related
activities (collectively the "Business").

     WHEREAS, the Company desires to sell and the Purchaser desires to purchase certain of the assets of the Company and the Business of the Company for the consideration described in this Agreement.

     WHEREAS, EV is the registered and beneficial owner of all of the issued and outstanding stock of the Company, and is willing to join in this Agreement for the purposes described herein;

     Therefore,    in    consideration    of    the
respective
representations, warranties, covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Company and EV, each intending legally to be bound, represent, warrant, covenant and agree as follows:

                          ARTICLE I
                 PURCHASE AND SALE OF ASSETS

     1.01 Purchased Assets. Subject to the terms, provisions and conditions of this Agreement, the Company agrees to sell, assign, transfer and convey to the Purchaser, and Purchaser agrees to purchase, acquire and accept from the Company, the assets of Company's Business listed
and/or described on Schedule    1.01(a),
subject to those liabilities specified in Section 1.03 (the "Assumed Liabilities"), but excluding all other
liabilities  of the   Company  as  specified  in  Section
1.04  (the   "Retained Liabilities").  The  assets purchased
hereunder (the "Purchased Assets") include without limitation the following assets and properties:

          (a) All assets set forth on Schedule 1.01(a) with only such changes therein as have occurred in the ordinary course of the Business or as otherwise agreed to in or pursuant to this Agreement, or as may have been consented to or approved by the Company and Purchaser in writing. Such assets shall include, without limitation, all cash, including petty cash, all trade and other accounts receivable incurred in the normal course of business (as evidenced by the receivables report as of the Closing Date to be delivered by Company to Purchaser at the Closing as Schedule l.01(a)-A); all prepaid expenses, deposits and advance payments listed on Schedule 1.01(a)-B as being assignable to the Purchaser; the office equipment, fixtures and office furniture listed on (Schedule 1.01(a)-C); all accrued fees for work or services performed but not billed as of the Closing Date ["Work-In-Progress"] (Schedule 1.01(a)-D);
and all other specified tangible and personal property directly used by Company in the operation of the Business (Schedule 1.01(a)-E);
          (b) All assignable rights and interest of the Company in and to any contracts relating to the Business, including contracts for the purchase of materials, supplies and services and the sale of products and services including associated WorkIn-Progress, equipment leases, and any other contract relating to the Business, all as listed on Schedule l.01(b);

          (c)  All of the Company's books, records and other
data relating  to the Business [but not those relating to
the Company as a distinct corporate and taxpaying entity, including journals of original entry, ledgers and books of original entry (copies of which will be provided to
Purchaser  upon  written  request); provided,  however, that for a period of six years commencing  on the date of the
Closing (as defined in Section 3.01)] or for such longer
periods  as  may  be  required  by  applicable  law,  the
Purchaser   will   retain  and  grant   the   Company   and   its
representatives  as well as representatives of any  local,
state and federal taxing body or authority, access to and
the right  to copy  all  such  books, records and other data
included  in  the Purchased   Assets  during  regular
business  hours   and   upon forty-eight  (48)  hours
notice to the extent such access is required by the Company in connection with its tax matters, and provided further that all such books and records not included as part of the Purchased Assets shall be made available for inspection and copying by the Purchaser and its representatives during regular business hours upon forty-eight (48) hours notice;

          (d) All of the Company's goodwill relating to the
Business, all customer lists, records and similar sales and marketing information relating to the Business, and the Company's rights and interests in the trademarks other than "EV", trade secrets, licenses, know-how, specifications, literature, and all other intangible property which relate specifically to the Business, if any, as are listed on Schedule 1.01(d);

          (e)    All   transferable  permits,  licenses,
orders,
ratings   and   approvals  of  all  federal,  state,   or
local
governmental or regulatory authorities which relate to the Business and which are held by the Company as listed on
Schedule 1.01(e), but only to the extent the same are transferable; and

          (f) Any and all rights of the Company which by their terms are transferable and which arise under or pursuant to warranties, representations and guarantees made by suppliers in connection with those products or services transferred to the Purchaser pursuant to this Agreement or which affect the equipment used by or are useful to the Company in connection with the Business.

     1.02 Retained Assets. The Company will retain ownership only of the following assets used in the Business
(collectively,  the "Retained Assets"):

          (a)  The Company's minute and stock books,
journals of original entry, ledgers of original entry and books of original entry and books, records and other data relating to the Company as a distinct corporate and taxpaying entity;

          (b) All income, sales, use, corporation, excise and franchise tax refunds which the Company may be entitled to receive from any federal, state or local authorities; and

          (c) Rights with respect to occurrences taking place prior to Closing and arising pursuant to prepaid insurance and surety bonds, and insurance policies owned by the Company covering the Purchased Assets.

     1.03 Assumed Liabilities. On the Closing Date, the
Purchaser shall assume and agree to pay, perform, and discharge only the following specified liabilities, debts, and obligations of Company's Business,
 (the "Assumed Liabilities"):

          (a) All obligations of the Company arising on or after the Closing Date with respect to the executory contracts, agreements and leases which are identified on
Schedule 1.01(b);

          (b)   The  accounts payable specifically set
forth  on Schedule 1.03(b);
          (c) The accrued vacation liability to employees of the Company as specifically set forth on Schedule 1.03(c);
          (d) A portion of the obligations of the Company under that certain line of credit with Key Bank in an amount to be mutually agreed upon by Purchaser and the Company at Closing (the "Key Bank Debt") provided, however that in no event shall the aggregate amount of the Key Bank Debt to be assumed by Purchaser exceed $225,000.00; and

          (e)   The obligations of the Company for work
performed
by subcontractors and vendors but not billed to the Company as of the Closing Date as listed on Schedule 1.03(d).

     1.04 Retained Liabilities. All liabilities retained by the Company are referred to as the "Retained Liabilities" and shall include any and all liabilities, actual or contingent, of the Company and any and all claims by any person, firm or organization arising out of any liabilities or obligations of the Company which are not specifically assumed by the Purchaser as part of the Assumed Liabilities, including but not limited to the following:

          (a)  All liabilities and obligations of the
Company for federal, state or local income taxes incurred in respect of or measured by the income of the Company earned prior to the Closing Date or as a result of the transactions contemplated by this Agreement and any and all liabilities and obligations of the Company for sales, use, withholding or other taxes properly payable by the Company which are not specifically assumed by the Purchaser ("Taxes").

          (b)  All liabilities and obligations of the
Company for the cost of workmen's compensation   indemnity
payments  with  respect to injuries occurring prior to the Closing Date.

          (c)  All liabilities and obligations of the
Company the substance  of  which would   constitute a breach
of any of the Company's and EV's representations and warranties contained in Article IV.

          (d) All liabilities and obligations of the Company arising prior to the Closing Date under or in connection with any collective bargaining agreement between Company and any agent or representative of employees (including, but not limited to, any claim for withdrawal liability as defined at 29 U.S.C. 1381, et seq.).

          (e) All liabilities and obligations of the Company arising in connection with its operations unrelated to the Business.
          (f) Any liability or obligation incurred by the Company in connection with the negotiation, execution or' performance of this Agreement.

          (g) All liabilities and obligations of Company for health and life insurance premiums of Company's retirees, if any.

          (h)   All  liabilities and obligations with
respect to the presence (as of the Closing Date) of any Hazardous Substances (as defined in Section 4.01 (dd)) on or under any real estate the lease for which is included as part of the Purchased Assets.

          (i) All liabilities and obligations arising out of or connected with any employee benefit plan as defined in Section (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained at any time
by the Company  or  to which   the   Company  made  or  was
obligated   to   make      any
contributions.

          (j) All liabilities and obligations arising out of or connected with that certain (i) the Asset Purchase
Agreement and (ii) the Assignment, by and among EV, the Company, EV Contract Management Services, Inc. ("EVC"),
Tenney Pavoni Associates, Inc. ("TPA"),  and  Mark  W.
Tenney ("Tenney") and  Joseph  L.  Pavoni ("Pavoni"), dated
October 7,1994, as amended by Amendment No. 1 to the Asset Purchase Agreement dated October 30, 1994 and as amended by Amendment No. 2 to the Asset Purchase Agreement dated November 3, 1994 (collectively referred to as the "Asset Purchase Agreement"). Company and EV acknowledge that they are to jointly and severally agree to assume all liabilities, obligations, and payments of Company and EVC to TPA, Tenney and Pavoni, including but not limited to :

     (i)  All payments due TPA.

     (ii) All payments due Tenney and Pavoni.
     (iii)      All accounts payable of TPA which were
          assumed by the  Company  pursuant to the Asset
          Purchase Agreement including, but not limited to, legal fees of TPA.

     (iv) All costs of professional liability coverage for former employees of TPA, including Tenney and Pavoni, in accordance with the terms and, condition of Section 5.3 of the Asset Purchase
          Agreement; a copy of such section which is attached hereto as Schedule 1.04(j)(iv).

                         ARTICLE II
                 PURCHASE PRICE AND PAYMENT

     2.01  Purchase Price and Adjustments as of the Closing.   In
consideration of the transfer of the Purchased Assets and the Business, Purchaser agrees to assume the Assumed
Liabilities and agrees to pay, subject to Section 2.05 below, a purchase price for the Purchased Assets and Business of Nine Hundred Fifty Thousand Dollars
($950,000) (the "Purchase Price"). The Purchase Price will be subject to adjustment after the Closing in accordance with Section 2.05.

     2.02 Payment Terms. Subject to Section 2.05, below, the Purchase Price consists of and shall be paid as follows:

          (a) Purchaser shall deliver to the Company at Closing by cashier's or certified check or by wire transfer the amount set forth on Schedule 2.02(a) which shall be finalized and delivered at Closing;

          (b)   Purchaser  shall hold back the sum of
$25,000.00
(the "Holdback") pending the post closing adjustment and shall distribute the Holdback, if any, to the Company in accordance with Section 2.05;

          (c)  Purchaser's assumption of the Assumed
Liabilities; and

          (d) Purchaser shall pay, by wire transfer, the agreed upon Key Bank Debt on or before the Closing.

     2.03 Apportionment. All transfer taxes, recording and filing fees levied or imposed in connection with the sale and transfer of the Purchased Assets and Business to the Purchaser, including without limitation, any and all sales, use, transfer and excise taxes imposed by federal, state or local taxing authorities, shall be paid by the Company. All real estate, personal property, ad valorem and other local or state taxes, rents and utility charges relating to the Purchased Assets which are accrued but not yet due and payable as of the Closing Date shall be pro rated to the Closing Date.


     2.04 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets by the Purchaser, with the concurrence of the Company. The final allocation of the Purchase Price, as adjusted in accordance with this Article II, to the Purchased Assets shall be set forth on a memorandum which will become
Schedule 2.04-A to this Agreement, which shall be delivered by the Purchaser thirty (30) days following the Closing and the Company shall have ten (10) days following its receipt of proposed Schedule 2.04-A to comment on or consent to such allocation. The parties hereto agree that final allocation shall reflect the acknowledged sum of $50,000 as the established price for hard assets purchased and the established price for contracts purchased as part of the Purchased Assets shall be set at ten percent
(10%) of the anticipated profits on each existing contract.

     2.05 Post-Closing Adjustment to Purchase Price.

          (a)   The  parties agree and acknowledge  that
certain
adjustments to the Purchased Assets and Assumed Liabilities
will be  necessary  after  the  Closing to  accurately
determine and finalize the Purchase Price. Within 17 days after the Closing, Purchaser and the Company shall review and make any  adjustments to  the  Purchased Assets and
Assumed Liabilities to confirm the Purchase Price (the "Purchase Price Review"). If the Purchase Price Review
shows  that the difference between  the  Purchased Assets
and the Assumed Liabilities vary from the aggregate amount
of  the  difference  between  the Purchased  Assets  and
Assumed Liabilities set forth in Schedule 2.02(a) to this Agreement, the Purchase Price will be increased or decreased by the same amount. If  the  Purchase  Price
increases Purchaser  shall  pay  to  the Company  the
Holdback plus the increased  amount  on  or  before
September  30,  1997.   If  the  Purchase  Price  decreases   the
Purchaser shall deduct such amount from the Holdback and pay the balance, if any, to the Company on or before September
30, 1997. If the Purchase Price decreases to an amount in excess of the Holdback, Purchaser shall keep the Holdback and the Company and EV shall pay the difference to Purchaser on or before September 30, 1997.

                         ARTICLE III
                         THE CLOSING

     3.01 Time and Place. The Closing ("Closing") shall take place at 10:00 a.m. Eastern Time at the offices of Goldberg & Simpson, Louisville, Kentucky 40202 on or before August 28, 1997 (the "Closing Date"). Any rescheduling of the Closing to a date after August 28, 1997 shall be at the
mutual written agreement of both  parties.   In  the event
the Closing has not occurred by September 19, 1997 this Agreement shall terminate and the parties shall be entitled to seek damages as set forth herein.
     3.02  Execution and Delivery of Documents of  Title  by
the Company and EV.
          (a) At the Closing the Company shall execute and deliver to the Purchaser such conveyances, bills
of  sale, certificates    of  title,  assignments,
assurances   and   other
instruments and documents as the Purchaser may reasonably request in order to effect the sale, conveyance, and transfer of the Purchased Assets from the Company to
the  Purchaser.   Such instruments  and documents shall be
sufficient to convey to the Purchaser good and marketable title to the Purchased Assets.

          (b) The Company and EV agree that they will, from time to time after the Closing Date, take such additional action and execute and deliver such further documents as the Purchaser may reasonably request in order to effectively sell, transfer and convey the Purchased Assets to the Purchaser and to place the Purchaser in position to operate and control all of the Purchased Assets.

     3.03 Execution and Delivery of Documents by Buyer. At the Closing the Purchaser shall execute and deliver to the Company an Assumption Agreement in the form annexed hereto as Schedule 3.03 and such other documents as the Company may reasonably request to evidence the Purchaser's assumption of the Assumed Liabilities and evidence that the Purchaser has paid the Key Bank Debt. The Purchaser agrees that it will from time to time after the Closing Date, take such additional action and deliver such further documents as the Company may reasonably request in order to assume effectively the Assumed Liabilities.

                         ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND EV

     4.01  The  Company and EV jointly and severally hereby
make the  following  representations and warranties to
Purchaser,  its successors  and  assigns contained in this
Article  IV,  each  of which  is  understood to be an
inducement to  Purchaser  entering into  this  Agreement.
For  purposes  of  this  Agreement,  the knowledge of the
officers and directors of the Company and EV and their
supervising employees with reason to know about the matter
in   question  shall  be  attributed  to  the  Company  and   EV,
respectively.

     (a)   Organization of Company.  The Company is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, duly authorized and with  full corporate power and authority to own or lease its properties  and to carry on the business conducted by it in
the manner and in the places where such properties are owned or leased or such business is  currently conducted or
proposed to be conducted.  The  copies of  the  Company's
organizational charter as  amended  to  date, certified  by
the  Delaware  Secretary  of  State,  and  of  the
Company's  Bylaws, as amended to date, certified by the
Company's Secretary,  and heretofore delivered to
Purchaser's counsel,  are complete and correct, no
amendments thereto are pending.  Company is  duly  qualified to do business as a foreign  corporation  in Kentucky  and
Indiana,  and it is  not  required  to  be  so  or qualified to  conduct its business or own its  property  in  any other jurisdiction  where its failure to  do  so  would  have  a
material adverse effect on the Company's businesses.
     (b)   Capital  of  Company.    The  Company  has
authorized
capital stock consisting of one thousand (1,000) shares of
no par value  voting common stock, of which one thousand
(1,000)  shares of  no  par  value  voting stock are issued
and outstanding  (the "Shares").  There  are  no
outstanding subscriptions,  options, rights,   warrants,
commitments, preemptive rights or other agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of the Company constituting all of the outstanding capital stock of the Company.

     (c)   Subsidiaries.  The Company has no subsidiaries.    The
Company does not own or have any direct or indirect interest in or control over any corporation, partnership, joint-venture or entity of any kind.

     (d)   Due Issuance.   All the issued and outstanding
Shares of capital stock of the Company have been properly and validly issued and are fully paid and non-assessable.

     (e)   Title  to  Shares.  Except as set  forth  on
Schedule 4.01(e), EV is the sole and exclusive owner of the Shares which constitute all of the issued and outstanding voting common stock of the Company. Except as set forth on
Schedule 4.01(e), EV owns the Shares free and clear of all liens, pledges, hypothecations, restrictions or encumbrances, and no other person, firm or corporation has, or will have, at Closing any interest whatsoever in any such Shares.

     (f)  Authority and Enforceability.   The Company and EV
have the right, power, legal capacity and authority to enter into this Agreement  and  sell, transfer and convey the
Purchased  Assets, free   and clear  of  any statutory,  contractual,
or other limitations  and  to  enter  into and  perform  their
respective obligations  under this Agreement.   The
execution, delivery and performance by EV and the Company of this Agreement have been duly authorized by all necessary corporate action of EV and the Company and no other action on the part of EV and the Company is required in connection therewith. Except for the persons or entities listed on Schedule 4.01(f) and except as otherwise provided for in this Agreement, no consents or approvals, other than the Company and EV, are necessary in connection with this Agreement. This Agreement constitutes valid and legally binding obligations of EV and the Company, enforceable in accordance with the terms hereof.

          The execution, delivery and performance by the Company and EV of this Agreement and each such Exhibit and Schedule to this Agreement and any and all other documents and instruments necessary or required for the Company and EV to consummate the transactions contemplated herein:

          (i) do not and will not violate any provision of the Organizational Charter or Bylaws or any amendments thereto of the Company or EV;

          (ii) do not and will not violate any laws of the
          United States, or any state or other jurisdiction applicable to the Company or EV or require the
          Company or EV to obtain any approval, consent or waiver of, or make any filing with, any person or entity  (governmental  or otherwise), that has
          not been obtained or made; and
          (iii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit,
          authorization,   order,   writ, judgement,
          injunction,  decree, determination or arbitration
          award to which the Company or EV is a party or by which the property of the Company or EV is bound or affected,  or result  in  the creation or
          imposition of  a  mortgage, pledge,  lien,
          security interest, or other  charge  or
          incumbrance   on  the  Purchased  Assets,   except   as
          specifically identified on Schedule 4.01(f).

     (g)   Financial  Statements.    Company  has  delivered   to
Purchaser the financial statements of the Company as of
December 31,  1996 and March 31, 1997, and the interim
balance sheets  and income  statements  of  the Company as
of  June  30,  1997  (the "Interim   Balance  Sheet")  (the
Interim  Balance  Sheets                           and
financial  statements  are collectively  referred  to
herein  as "Financial Statements"), copies of which are
attached  hereto  as Schedule   4.01(g)(1),  (2),  (3),
respectively. The Financial Statements are true, correct and complete and have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby ("GAAP");
the balance sheets in the Financial Statements fairly represent the financial position of the Company as of the respective dates and set forth in full and reflect all liabilities, including taxes of the Company as of such date; the income statements fairly represent the results of the operations of the Company for the periods indicated and covered thereby. Neither the Company nor EV knows, or has any reason to know, of any liability or any basis for the assertion against the Company of any liability not reflected or reserved against in the balance sheets.

     (h)   Absence  of Change.   Except as set forth in
Schedule 4.01(h) and except as previously disclosed to Purchaser in writing, copies of which are attached to
Schedule  4.01(h),  since
January 1, 1997, there has been:

          (i)   no  material  adverse change  in  the
          condition, financial or otherwise of the Company;

          (ii) no fire, explosion, accident, flood, smoke, water damage or other catastrophe, embargo, lockout, strike, labor trouble, confiscation of vital machinery or materials by any government or any agency thereof, war, state of emergency, act of God, of other event which materially and adversely affected the Business and properties of the Company, as well as the buildings occupied or used by the Company;

          (iii) no sales of goods or services or other transactions of the Company other than those occurring in the ordinary course of business, which had or will have any material adverse effect on the Company's business or financial condition;

          (iv) no material change in the manner of conducting the Business of the Company;
          (v)   no  financial or other commitments or
          obligations incurred by the Company, except such as may be incidental to carrying on the ordinary course of business;

          (vi) no borrowing by the Company of any funds and no endorsing or guaranteeing payment by it of any loan or obligation, contractual or otherwise, of any other individual firm, corporation or other entity, and except as set forth in Financial Statements, there are no such borrowings, endorsements, or guarantees by the Company presently outstanding;

          (vii) no loans or advances by the Company to any individual, firm, corporation, or other entity at any time;

          (viii) no capital additions or improvements in excess of $50,000 in the aggregate, and no contracts or purchase orders therefor, to the properties of the Company;

          (ix) no sale, retirement, abandonment, or other disposition of any property in the Company, except the disposition of minor equipment in the ordinary course of business with an aggregate value of less than $10,000;

          (x)   no  outstanding obligation by the Company
          either for  money  borrowed or otherwise, other
          than  is  set forth   in  the  Financial
          Statements,  except   trade accounts  payable and
          other current expenses and  taxes incurred  and
          accrued on its books and arising  out  of the
          ordinary  course  of  business,  none  of   which
          obligations are in default or in arrears of payment;

          (xi) no dividend on the Company's capital stock and no money or other property set apart for payment or for making any other distributions to or for the benefit of the account of the Company;

          (xii)no acquisition or contract to acquire in any manner, directly or indirectly, substantially all of the assets of the Company or any of the outstanding capital stock of the Company or any other corporation;

          (xiii) no payment of or any obligation to pay any
          amounts either in cash or other property to any
          person for   cancellation  of  any  outstanding
          options or agreements to acquire shares of the Company's capital stock;

          (xiv) no change in the capital structure or articles of incorporation or bylaws of the Company; or

          (xv) no change in the accounting methods or practices followed by the Company in connection with the operations of the Company.

     (i) Contracts. Except for contracts, commitments, plans, agreements and licenses described in Schedule
4.01(i), true and complete copies of which are to be delivered to Purchaser prior to the Closing, the Company does not have, is not a party to or subject to:

(i) any outstanding employment agreement with any person or any outstanding obligations under any prior such agreements;
(ii) any outstanding consulting, retainer or service agreement or arrangements for rendition of services or otherwise by any person or any outstanding obligations under any prior such agreements or arrangements;
(iii) any officers or other employees whose employment cannot be terminated by it at will;
(iv) any liability for, and has not paid compensation to, any executives, key employees, directors or stockholders in excess of that being paid or accrued for current weekly payroll;
(v)  any collective bargaining agreement or agreements.
(vi) any contracts or agreements for the purchase of any commodity, material, service or equipment, except purchase orders in the ordinary course for less than $10,000.00 each, such orders not exceeding $20,000.00 in the aggregate;

(vii) any  contracts  or agreements  creating  any
obligations  of the Company of $5,000.00 or  more  with
respect to any such contract or agreement not
specifically disclosed elsewhere under this Agreement;
(viii) any contract or agreement providing for  the
purchase or all of substantially all of its
requirements of a particular product from a supplier;
(ix)  any contract or agreement which by its terms does not
terminate or is not terminable without penalty  by Company  or any  successor or assign within  one  year after the date
hereof;
(x)  any contract or agreement for the sale or lease of its
products  not  made  in  the  ordinary  course  of business;
(xi)  any  contract with any sales agent or distributor of
products or services of the Company;
(xii) any  contract containing covenants  limiting
the  freedom of the Company to compete in any  line  of
business or with any personal entity;
(xiii)    any contract or agreement for the purchase of any
fixed asset whether or not such purchase is in the ordinary
course of business;
(xiv)       any  license  agreement  (as  licensor   or
licensee);
(xv)  any  indenture, mortgage, promissory  note,  loan
agreement,   guarantee  or  any  other   agreement   or
commitment for the borrowing of money; and
(xvi)      any contract or agreement with any  officer,
employee, director or stockholder of EV or the  Company or
with any persons or organizations controlled by  or affiliated with any of them.
The Company is not in default under any such contracts,
commitments, plans, agreements or licenses described in said
Schedule  4.01(i) and has no knowledge of conditions or facts which with notice or  passage of time, or both, would constitute a default.
(j) Sales   Representatives,  Dealers  and  Distributors.
Except  as set forth in Schedule 4.01(j), the Company  is  not  a party to any contract or agreement with any person under which such other person is a sales agent, representative, dealer or distributor  of any of the products of the Company which  by  its terms  cannot be terminated at will or on not more than  30  days prior  notice  and  there  has been no  change  in  the  rate  of compensation paid or payable to any such person since January  1,
1997.
(k) Pending  Claims.    Except as set  forth  in  Schedule
4.01(k),  there are no audits by a tax authority, claims  of  any
kind,   actions,   litigation,  governmental  or   administrative
proceeding  or  other investigations or proceedings  or  disputes pending or threatened against or affecting the Company; there are no unpaid judgments of any kind against the Company; there are no contracts  of the Company subject to renegotiation or  unilateral downward  price  adjustment; the Company is not charged  with  or
threatened   with  a  charge  or  violation  nor  is   it   under
investigation with respect to any alleged violation of any provision of any federal, state or local law or administrative ruling or regulation relating to any aspect of the business being carried on by the Company.

     (l)   Legal  Compliance.   The business of the  Company  has
been and is presently being conducted in material compliance with all applicable statutes, orders, laws, ordinances, rules and
regulations  promulgated  by any federal,   state,  municipal  or
other governmental authority which apply to the conduct of its business, and Company has not received notice of a violation or
alleged  violation  of  any  such  statue,  ordinance,  rule   or
regulation.

     (m)   Title  to  Assets.   Except as set forth  in  Schedule
4.01(m), (i) the Company is the sole and exclusive owner of, and has good and valid title to, all of the Purchased Assets used in the Business, wherever located, free and clear of all liens, mortgages, pledges, encumbrances or other charges; and (ii) except as set forth in Schedule 4.01(m) no other person, firm or corporation has or will have at Closing any interest whatsoever in any of the Purchased Assets.

     (n)   Condition of Assets.   The Purchased Assets, presently
used in the Business, are in good operating condition, normal wear and tear excepted.

     (o)   Leases.   The Company is not a lessee of any  real  or
personal property under any lease agreement covering property not owned by it, except as may be set forth in Schedule 4.01(o), and in connection with all leases set forth in such Schedule 4.01(o), no shareholder nor any officer, director or key employee of the Company or EV, nor any spouse, child or relative of any of those persons, owns or has any interest, directly or indirectly, in any of the real or personal property leased to the Company. All leases listed in Schedule 4.01(o) are valid and in full force, and there does not exist any default or event that with notice or lapse of time, or both, would constitute a default or event of acceleration under any of these leases.

     (p)  Inventory.   The Company has no inventory.

     (q)  Other Property.   Schedule 4.01(q) to this Agreement is a
schedule describing, and specifying the location of all trucks, automobiles, machinery, equipment, furniture, supplies, tools, dies, jigs, molds, patterns, drawings, and all other tangible personal property owned by, in the possession of, or used by the Company in connection with the Business, except (i) inventories of stock materials and (ii) items with a value of less than $500. The property listed in Schedule 4.01(q) constitutes all such tangible personal property necessary for the conduct by the Business as now conducted. Except as stated in Schedule 4.01(q), no personal property used by the Company in connection with the Business is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or is located other than in possession of the Company.

     (r)   Customers.   Schedule 4.01(r) to this Agreement  is  a
current list of all ($10,000 or more) customers of the Company as of
the  date  thereof which is after June 30, 1997.   Except  as
indicated in Schedule 4.01(r), the Company or EV have no information, nor are they aware of any facts or circumstances, indicating that any of these customers intends to cease doing business with it other than pursuant to the expiration of any contract with these customers, or materially alter the amount of the business that it is doing with the Company.

     (s)   Interest in Customers, Suppliers and Competitors.   To
the best of Company's or EV's knowledge, no shareholder nor any officer, director, or key employee of the Company, nor any spouse or child of any of them, has any direct or indirect interest in any competitor, supplier, or customer of the Company or EV or in any person from whom or to whom any of them leases any real or personal property, or in any other person with whom the Company is doing business, except as may be permitted by the NonCompetition Agreement, a copy of which is attached hereto as Exhibit A.

     (t)   Corporate  Documents.   The Company has  furnished  to
Purchaser for its examination copies of (i) the articles of incorporation, and any amendments thereto certified by the Delaware Secretary of State, and bylaws (and amendments thereto) of the Company; (ii) the minute books of the Company containing all records required to be set forth of all proceedings, consents, actions, and meetings of the Company and the Board of Directors of the Company which have a material impact on the Purchased Assets or the transactions contemplated under this Agreement; (iii) all material permits and consents issued with respect to the Company and all applications for such permits and consents; and (iv) the stock transfer books of the Company, if available, setting forth all issuances and transfers of any capital stock (the "Corporate Records"). The Corporate Records of the Company, as delivered to Purchaser, are true and complete copies of all Corporate Records of the Company.

     (u)   Operational Compliance.   Neither the Company  nor  EV
has received any notice or has any knowledge that the properties of the Company are not being operated in material conformity with all applicable rules, ordinances, and other laws pertaining thereto. Neither the Company nor EV have received any notice or has any knowledge that the Company is not in material compliance with all federal and state laws relating to the business of the Company or its properties.

     (v)   Absence of Restrictions.   The Company is not  subject
to any contractual or other restrictions which materially and adversely affect its business, properties, assets or financial condition.

     (w)    Accounts   Receivable.    All  notes   and   accounts
receivable and employees' loans (all of which are hereinafter called "Receivables") of the Company appearing Schedule 1.01(a)-A including those reflected on the balance sheets in the Financial Statements, and those accrued thereafter up to Closing less reserves for uncollectible receivables, are genuine and valid obligations owed to the Company.
     (x)   OSHA.    The Company and its operations and properties are
presently  in  material  compliance  with  all   applicable
Occupational Safety and Health rules, regulations and laws. Neither the Company nor EV have received any notice, or knows of any
potential  occupational  safety  and  health   problem        in
connection with the operations or properties of the Company.

     (y)   Investments.   The Company does not own,  directly  or
indirectly, any of the capital stock, securities or obligations of any government or agency thereof, any lending institution or any corporation, domestic or foreign.

     (z) Intellectual Property. All license agreements relating to the following, and all patents and patent applications or their
equivalent,   inventions,   research   and   development, trademarks
and service marks (whether registered or unregistered) and trade names, trade secrets, proprietary information, computer software and copyrights, owned by or licensed to, the Company which are of any value or importance to its business or which it is authorized to use in the production or marketing of any products now produced or proposed to be produced by the Company (collectively the "Intellectual Property") are listed in Schedule 4.01(z), and to the extent indicated therein have been duly registered in, filed in or issued by the United States and foreign Patent Offices or other appropriate governmental office, except as set forth in Schedule 4.01(z), the Company is the sole person or entity entitled to use the Intellectual Property, free and clear of any claims or demands of
any other  person.                                    The
Company does not use any of the Intellectual Property by consent of any other rightful owner thereof and neither the Company nor EV knows of any attachments, liens or encumbrances thereon. Except as set forth in Schedule 4.01(z), the Company does not pay any licensing fee, royalty or other payment to any other person or entity with respect to any of the Intellectual Property and has no knowledge of any proceedings which have been instituted or are pending or threatened which challenge the rights of the Company with respect thereto, or that any of the Intellectual Property infringes or is being infringed by others or is subject to any outstanding order, decree, judgment or stipulation.

     (aa)   Tax  Matters.    Except  as  set  forth  in  Schedule
4.01(aa), the Company has timely filed all federal, state, and local tax returns, estimates and reports required to be filed by it and has paid in full all taxes shown to be due by such returns, estimates or reports. Neither the Company nor EV knows of any audits, assessments, notices of deficiency, claims or demands for taxes or proposed deficiencies against the Company for any federal, state or local taxes. Neither the Company nor EV has consented to a waiver or extension of the statute of limitations for assessments of any tax liability for any year with any department of any federal, state, local or foreign government responsible for the administration of tax laws.

     (bb) Employee Benefit Matters.

          (i)   Except  as  set forth in Schedule  4.01(bb),  the
          Company has no pension, profit sharing, retirement, fringe benefit, deferred compensation, stock purchase, stock option, incentive, bonus, vacation, severance, disability, hospitalization, medical insurance, life insurance or any other type of employee benefit plan, program or arrangement ("Plan"). Except as set forth on
          Schedule 4.01(bb)-1 all plans set forth in this Schedule 4.01(bb) are qualified under Section 401 of the Internal Revenue Code.
          (ii) Except as set forth in Schedule 4.01(bb), (A) the Company has complied in all material respects with all applicable laws, rules and regulations of governmental agencies or authorities relating to the employment of labor in connection with the operation of its business,
          including,   without   limitation,   ERISA   and    the
          regulations and published interpretations thereunder, the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, related to employees and former employees ("COBRA"), and those
          relating   to   wages,  hours,  collective  bargaining,
          unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes, including income and social security taxes, (B) the Company has not agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of its employees, and (C) for the past three years, the Company has not experienced any strikes, work stoppages, significant proceedings or claims of unfair labor practices filed.

     (cc)  Insurance.    The  Company  has  maintained  and   now
maintains in amounts customary in their industry (i) insurance on all its assets and businesses of a type customarily insured, covering property damage and loss of income by fire and other casualty, and
(ii) insurance protection against all liabilities, claims and risks against which it is customary to insure. Except for notices sent to the Company whereby it is notified by the insurer that the applicable insurance contract is due to expire on a date specified therein and except as disclosed in Schedule 9.13, no written notice of any cancellation or threatened cancellation of any insurance contract has been received by the Company and, to the knowledge of the Company, each of the insurance contracts is in full force and effect in accordance with their terms and will continue to be in full force as of the Closing.

     (dd) Environmental Matters.   Except for items which in  the
aggregate do not or could not reasonably be expected to have a material adverse effect on the Business or the Purchased Assets of the Company or as disclosed on Schedule 4.01(dd), (i) the property and assets of the Company and the operations conducted thereon by the Company (aa) do not violate any applicable federal, state
or  local  environmental  law,  regulation                  or
ordinance (each hereinafter an "Environmental Law"), including by way of illustration and not by way of limitation, (x) the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response Compensation and Liability Act of 1980, and the Toxic Substances Control Act (including any amendments or extension
thereof,   and  rules,  regulations,   standards            or
guidelines pursuant to any Environmental Laws) and (y) all other environmental standards or requirements, and (bb) are not subject to any existing, pending or, to the knowledge of the Company or EV, threatened investigation, inquiry or proceeding by any governmental authority or to any remedial obligations under any Environmental Law; (ii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed under any Environmental Law in connection with the use of the real
properties   and  assets  of  the  Company,  including,   without
limitation, past or present treatment, storage, disposal or release of any or all petroleum products, underground storage tanks, and all Hazardous Substances (as such term is hereinafter defined) into the environment, have been obtained or filed; (iii) to the extent required by Environmental Laws, all Hazardous Substances generated at or in connection with the real properties and operations of the Company have been transported only by carriers having an identification number issued by the U.S. Environmental Protection Agency, treated or disposed of only by treatment or disposal facilities, respectively, maintaining valid permits to the extent required under all applicable Environmental Laws, or reclaimed or recycled only by reclamation or recycling
facilities  which  are  authorized  to  receive  such   Hazardous
Substances  and  which  are  exempt from,  or  maintaining  valid
permits   to   the   extent   required  under,   all   applicable
Environmental Laws; and (iv) no Hazardous Substances have been disposed of or otherwise released on or to (aa) the real properties on which the operations of the Company are conducted except in strict compliance with Environmental Laws or (bb)
elsewhere   except  in  accordance  with  clause   (iii)   above.
"Hazardous Substances" shall mean any toxic or hazardous or noxious substance, material or waste which is regulated by any local government authority having jurisdiction over the real properties of or used by the Company, the Commonwealth of Kentucky or the United States Government, including but not limited to (i) asbestos or any asbestos containing material of any kind or character which is now or may become friable and polychlorinated biphenyl ("PCB's") as regulated by the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq. or materials or substances designated as "hazardous substances" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C.A. 1251 et seq., defined as "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C.A. 6901 et seq. or
defined as "hazardous substances" pursuant to Section 101    of
the   Comprehensive  Environmental  Response,  Compensation   and
Liability Act, 42 U.S.C.A. 6901 et seq.

     No notice of any material violation of any Environmental Laws has been received by the Company or EV concerning the real properties of or used by the Company and there are no existing or pending
requirements of any governmental authority  relating     to
environmental matters requiring any remedial action or other work, repairs, construction or capital expenditures with respect to the real properties. Neither the Company nor EV have been named as a "potentially responsible party" in connection with any litigation, investigation or similar matter, and none of them knows of any matter in which the Company may be so named.

     (ee) Warranty or other Claims.   To the Company's knowledge,
after due inquiry, there are no existing or threatened product liability, warranty, malpractice or similar claims or any similar claims or any facts upon which a material claim or such nature could be based, against the Company for products or services which are defective or fail to meet any product or service
warranties  except as disclosed in Schedule 4.01(ee).   No  claim
has been asserted against the Company and to the Company's knowledge and belief no such claim is presently contemplated for a re-negotiation or price redetermination of any business transaction, and which such claim could be based which has not been adequately adjusted or reserved in the Financial Statements.

     (ff)  Permits:  Burdensome  Agreements.   Schedule  4.01(ff)
lists   all   permits,   registrations,   licenses,   franchises,
certifications and other approvals (collectively the "Approvals") required from federal, state or local authorities which the Company maintains to conduct its business. Except as disclosed in
Schedule 4.01(ff) or any other Schedule hereto, the Company is not subject to or bound by any agreement, arrangement, judgement, decree or order which may materially adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or property.

     (gg)  Liabilities.  As  of the date hereof  and  as  of  the
Closing,  the  Company had and will have no  liabilities  of  any
nature,   whether  accrued,  absolute,  contingent  or  otherwise
asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to the activities of the Company or the conduct of the business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Financial Statements or the notes thereto,
(ii) reflected in schedules furnished to the Purchaser hereunder on the date hereof and on the Closing, or (iii) incurred in the ordinary course of the Company's business consistent with terms of this Agreement.

     (hh)  Banking  Relations.  All the  arrangements  which  the
Company has with any banking or financial institution are completely and accurately described in Schedule 4.01(hh), indicated with respect to each such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

     (ii) Disclosure. To the best of knowledge of the Company and EV, after due inquiry, the representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules provided by the Company or EV pursuant to this Agreement to Purchaser do not contain any untrue statement of a material fact, and when taken together do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading
and  might have circumstances under which  they  were made.   To  the
best knowledge of the Company and EV, after due inquiry, there are no facts which presently or may in the future have a materially adverse affect on the Business, the Purchased Assets or the properties, prospects, operations or conditions of the Company which have not been specifically disclosed herein or in a schedule furnished herewith.

                          ARTICLE V
         PURCHASER'S REPRESENTATIONS AND WARRANTIES

     5.01 Purchaser represents and warrants that:

          (a) Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky. The copies of the Purchaser's organizational charter as amended to date, certified by the Kentucky Secretary of State, and of the Purchaser's Bylaws, as amended to date, certified by the Purchaser's Secretary, and heretofore delivered to the Company's counsel, are complete and correct, no amendments thereto are pending.

          (b)   Authority.   It has taken all necessary corporate
action on its part as may be required under the laws of the Commonwealth of Kentucky and under its Articles of Incorporation and Bylaws to authorize the execution, delivery and carrying out of this Agreement and each such other agreement, document or instrument
required  under  this  Agreement  on   its   behalf. Purchaser has
full corporate power and authority to carry on its business and to enter into and to consummate the transactions contemplated by this Agreement.
          (c)   Enforceability.    This Agreement  constitutes  a
valid and legally binding obligation of Purchaser enforceable in accordance with the terms hereof.
          (d) No Violation. The execution and delivery of this Agreement, the consummation of the transaction contemplated by this Agreement, and the fulfillment of and compliance with the terms and provisions hereof do not (i) conflict with or violate any judicial or administrative order, or judgment or decree applicable to
Purchaser or (ii) conflict with any of the terms, conditions or provisions of the Certificate of Incorporation or with the Articles of Incorporation, Bylaws of Purchaser or any agreements, contract, instrument, mortgage or restriction to which Purchaser is a party or by which it is bound or which is applicable to its properties.
          (e)    Litigation.    There   is   no   litigation   or
governmental   or  administrative  proceeding  or   investigation
pending  or  to  its knowledge, threatened against the  Purchaser
which   would  prohibit  the  consummation  of  the  transactions
contemplated by this Agreement.

                         ARTICLE VI
      THE COMPANY'S AND EV'S OBLIGATIONS BEFORE CLOSING

     6.01 Making of Covenants and Agreements. The Company and EV hereby jointly and severally make the following covenants and agreements.

          (a) Conduct of Business. Between the date of this Agreement and the Closing Date, EV will cause the Company to:

               (i) Conduct the Business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

               (ii) Refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $5,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets other than in the ordinary course of business;

               (iii) Refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

               (iv)  Refrain from making any change or  incurring any
               obligation   to  make  a   change   in         its
               organizational charter, By-laws or authorized or issued capital stock;
               (v) Refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

               (vi)  Refrain  from  making  any  change  in   the
               compensation payable or to become payable to any of its officers, employees, agents or independent contractors;

               (vii)      Refrain from prepaying loans  (if  any)
               from its stockholders, officers or directors or making any change in its borrowing arrangements;

               (viii)     Use  its  best efforts to  prevent  any
               change   with   respect  to  its  management   and
               supervisory personnel and banking arrangements;

               (ix)  Use  its  best efforts to  keep  intact  its
               business  organization,  to  keep  available   its
               present officers and employees, to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it, make no adjustment in rates or hours of work, nor enter into any labor or employment contract, or adopt any new pension, benefit or severance plan;

               (x) Have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in Schedule 6.01(x) hereto or equivalent insurance with any substitute insurers approved in writing by Purchaser;

               (xi) Furnish Purchaser with Schedules of accounts payable, accounts receivable, the current bank balances and accrued vacation liability to Company employees, all as of August 25, 1997 on August 26, 1997;

               (xii) Permit Purchaser and its authorized representatives to have full access to all its
               properties,   assets,   records,   tax    returns,
               contracts and documents and furnish to Purchaser or its authorized representatives such financial and other information with respect to its business or properties as Purchaser may from time to time reasonably request.

          (b) Authorization from Others. Prior to the Closing, EV and the Company will
each   use   their  reasonable  best  efforts   to   obtain   all
authorizations, consents and permits of others required to permit the consummation by the Company of the transactions contemplated by this Agreement.

          (c)   Notice of Default.   Promptly upon the occurrence of,
or promptly upon EV or the Company becoming aware of the impending or threatened occurrence of, any event which could cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to EV or the Company prior to the date hereof, of any of the representations, warranties or covenants of EV or the Company contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Company and EV shall give detailed written notice thereof to Purchaser and shall use their best efforts to prevent or promptly remedy the same.
          (d)    Consummation  of  Agreement.    EV  and  the Company
shall use their reasonable best efforts to perform and fulfill all conditions and obligations on their parts to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, the Company will obtain prior to the Closing all necessary authorizations or approvals of its stockholders and Board of Directors to consummate the transactions contemplated hereunder.

          (e) Cooperation of EV and the Company. EV and the Company shall cooperate with all reasonable requests of Purchaser and the Purchaser's counsel in connection with the consummation of the transactions contemplated hereby, including without limitation, cooperating in the rollover, if necessary or required by ERISA, of any Plan described in
Schedule 4.01(bb)

          (f) No Solicitation of Other Offers. Neither EV nor the Company, nor any of their representatives, officers, directors, employees or agents will, directly or indirectly,
(i) solicit, entertain, discuss, or negotiate with, any person, other than Purchaser, relating to the possible acquisition of the Company or any of the Company's assets (except in the ordinary course of the Company's business consistent with the terms of this Agreement); (ii) provide, or cause any other person to provide, any information to any person, other than Purchaser, relating to the possible acquisition of the Company or any of the Company's assets (except in the ordinary course of the Company's business consistent with the terms of this Agreement); or (iii) enter into a transaction with any person or persons, other than Purchaser concerning the possible acquisition of the Company or any of the Company's assets (except in the ordinary course of the Company's business).

     If any party receives any unsolicited offer or proposal to acquire any of the stock, any securities of the Company or any assets of the Company (except in the ordinary course of business), or to enter into negotiations or discussions concerning the above, such party shall immediately reject the same and notify Purchaser thereof, including information as to the identification of the party making any such proposal, and the specific terms of such offer or proposal.

          (g) Confidentiality. EV and the Company agree that, unless and until the Closing has been consummated, EV, the Company and their respective officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from Purchaser with respect to its business or financial condition except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby and obtaining necessary government consents. Purchaser acknowledges that the transactions contemplated herein are material to EV and require public disclosure. EV and the Company shall obtain Purchaser's consent, which consent shall not be unreasonably withheld, prior to making any press release or public statement concerning the transactions contemplated herein.

          (h) Tax Returns. The Company, with the approval of Purchaser and in accordance with applicable law, shall cause the Company to (i) promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by it with respect to taxable periods of the Company that include any period ending on or before the Closing and (ii) pay all Taxes of the Company attributable to periods ending on or before the Closing.

     6.02 Representations, Warranties and Covenants at Closing. Except for information in the Schedules and
Exhibits, which is controlled by Section 9.07, all representations, warranties and covenants of EV and the Company set forth in this Agreement and in any written statements delivered to Purchaser by any of them under this Agreement will also be true and correct in all material respects as of Closing, as if made on and as of that date.

     6.03 Further Documents or Actions. The Company and EV, at any time before or after the Closing, will execute, acknowledge and deliver any further deeds, assignments or conveyances, and any other assurances, documents, and instruments of transfer, reasonably requested by Purchaser and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser.

                          ARTICLE VII
            PURCHASER'S OBLIGATIONS BEFORE CLOSING

     7.01 Confidentiality. Purchaser agrees that, unless and until the Closing has been consummated, Purchaser and its officers, directors, and other representatives will not use in any manner or for any purpose any or all confidential data and information whether written or otherwise, obtained in connection with this transaction or Agreement, with respect to the Business of the Company, and if the transactions contemplated by this Agreement are not consummated Purchaser will return to the Company all such data and information that the Company may reasonably request. Any such data and information will not be considered confidential hereunder if it is part of the public domain or becomes part of the public domain through no act or omission of Purchaser unless required by subpoena or other court process or as may be required by law.

     7.02 Representations, Warranties and Covenants at Closing. All representations, warranties and covenants of
Purchaser set forth in this Agreement and in any written statements delivered to EV and the Company under this Agreement will also be true and correct in all material respect as of Closing, as if made on and as of that date.

     7.03 Notice of Default. Between the date of this Agreement and the Closing Date, the Purchaser will promptly, upon the occurrence of, or promptly upon Purchaser becoming aware of the impending or threatened occurrence of, any event which could cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Purchaser prior to the date hereof, of any of the representations, warranties or covenants of Purchaser contained in, or referred to in, this Agreement or in any Schedule or Exhibit referred to in this Agreement, the Purchaser shall give detailed written notice thereof to the Company and EV and shall use its best efforts to prevent or promptly remedy the same.

                         ARTICLE VIII
        CONDITIONS PRECEDENT TO COMPANY'S PERFORMANCES

     8.01 Conditions. The obligations of the Company to sell transfer and convey the Purchased Assets under this Agreement are subject to the satisfaction, at or before Closing, of all the conditions set forth in this Article VIII.

     8.02 Purchasers Warranties. All representations and warranties by Purchaser contained in this Agreement or in any written statement delivered by Purchaser under this Agreement shall be true on and as of Closing as though such representations and warranties were made on and as of that date.

     8.03 Purchaser's Performance. Purchaser shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with, or satisfy, before or at Closing.

     8.04   Approval  of Board of Directors and Shareholders.
The Company shall have received the certified copies of the minutes of the Board of Directors and Shareholders of Purchaser authorizing and approving this Agreement.

     8.05 Assumed Liabilities.  The Company shall execute and
deliver  the  Assumption Agreement described in Section  3.03 herein.

     8.06 Good Standing Certificate. The Company shall have received a certificate of good standing of the Purchaser from the Kentucky Secretary of State, dated not more than one month prior to Closing.

     8.07 Opinion of Counsel. The Company shall have received an opinion dated as of the Closing date and addressed to the Company, by Goldberg & Simpson, P.S.C., counsel for the Purchaser, reasonably satisfactory to the Company's counsel, as to such of the subject matter of this Agreement and the transactions contemplated hereunder as deemed appropriate by the Company and EV.

     8.08 Delivery of Purchase Price. Purchaser shall have delivered to the Company the Purchase Price in the amount and in the manner set forth in Section 2.02.

     8.09 Payment of Key Bank Debt. Purchaser shall have delivered to Company evidence of Purchaser's payment of the Key Bank Debt.

     8.10 Termination of the Debentureholders' Security Interest in the Purchased Assets. (i) The Company shall have received the consent of the holders of a majority in face amount of EV's 9% convertible debentures (the "Required Debentureholders") to have EV and the Collateral Agent amend the Security Agreement with the Debentureholders to permit the sale of the Purchased Assets or in the alternative, EV shall have received the amendment, waiver and consent of the Required Debentureholders authorizing the sale of the Purchased Assets and (ii) the Collateral Agent shall have executed and filed or delivered to EV for filing, a UCC-3 termination statement terminating the Debentureholder's security interest in the Purchased Assets.

     8.11 The Company shall have obtained a landlord's lien waiver from its Louisville, Kentucky landlord.
                          ARTICLE IX
        CONDITIONS PRECEDENT TO PURCHASER'S PERFORMANCE

     9.01 Conditions. The obligation of Purchaser to purchase the Purchased Assets, assume the Assumed Liabilities and consummate the transactions contemplated under this Agreement is subject to the satisfaction, at or before Closing, of all the conditions set forth in this Article IX. Purchaser may waive any or all of these conditions in whole or in part without prior notice.

     9.02 Clear Title.

          (a) Purchased Assets. The Company shall be the sole and exclusive owner of, and have good and valid title to all of the Purchased Assets, wherever located, free and clear of all liens, mortgages, pledges, encumbrances or other charges.
          (b) Release of Security Interest. Purchaser shall have received evidence, satisfactory to Purchaser in its sole and absolute discretion, including appropriately filed UCC-3 termination statement that all security interests, including the Debentureholders' and Key Bank's security interests, in and to the Purchased Assets have been released and terminated.
          (c) Capital Stock. The issued and outstanding shares of capital stock of the Company shall consist only of the Shares, all of which are fully paid and non-assessable and there are no shares of common stock held in its treasury. EV shall be the sole record owner of the Shares.

     9.03 Accuracy of Representations and Warranties. Except for information in the Schedules, which is controlled by
Section 9.07 and except as otherwise specifically permitted by this Agreement, all representations and warranties by EV and the Company in this Agreement or in any written statement that shall be delivered to Purchaser by either of them under this Agreement shall be true in all material respects on and as of the Closing as though made at that time.

     9.04 Performance of the Company and EV. The Company and EV shall have performed, satisfied, and complied with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by them, on or before Closing.

     9.05 No Material Changes. During the period from June 30, 1997 to Closing, there shall not have been any material adverse change in the financial condition of the Company and it shall not have sustained any material loss or damage to the Purchased Assets which is not insured, that materially affect its ability to conduct its business.

     9.06 Instruments of Transfer and Certificate of the Company. Purchaser shall have received (i) the instruments of transfer of the Purchased Assets specified in Section 3.02(a) and (ii) a certificate, dated as of the Closing, signed by the Company's president and treasurer certifying, in such detail as Purchaser and its counsel may reasonably request, that the conditions specified in Sections 9.01 through 9.23, with the exception of Sections 9.14, 9.16, 9.17, 9.18, 9.19 and 9.21, have been fulfilled.
     9.07 Schedules. All Schedules and Exhibits to this Agreement are to be prepared by the Company and shall be dated and shall be accurate as of the date prepared.

     9.08 Good Standing Certificate. Purchaser shall have received certificates of good standing of the Company, dated not more than one month prior to Closing, in Delaware, Kentucky and Indiana, and a copy of a waiver of tax lien or a statement as to good tax standing issued by each such state's tax or revenue commissioner.

     9.09 Opinion of Counsel. Purchaser shall have received an opinion dated as of the Closing date and addressed to the Purchaser and its counsel, by Rich, May, Bilodeau & Flaherty, P.S.C., counsel for the Company and EV, reasonably satisfactory to Purchaser's counsel as to such of the subject matter of this Agreement and the transactions contemplated hereunder as deemed appropriate by Purchaser and in the form set forth as Schedule 9.09 hereto.

     9.10 Books and Records. Purchaser shall have received all books and records of the Business as set forth in Section 1.01(c), including copies of the Corporate Records, and such other documents as may be deemed reasonably necessary by counsel for Purchaser to carry out the terms of this Agreement.

     9.11 Absence of Litigation. No action, suit, investigation or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing.

     9.12 Consents. The Company and EV shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by the Company and EV in connection with the execution and delivery  of  this  Agreement  and  the  performance  of  the transactions contemplated hereby. The Company, EV and Purchaser shall have received all authorizations, waivers, consents, assignments and permits required, necessary or appropriate to permit the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Purchaser, from all third parties, including without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders, customers, clients and contract parties, required in connection with the sale, transfer and conveyance of the Purchased Assets to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgement, injunction, decree, determination or arbitration award as a result of, or in connection with the execution and performance of this Agreement.

     9.13 Insurance and Banking. Purchaser shall have received a correct list and description of and copies of (i) all policies of insurance carried and owned by the Company showing the name of the insurance company, the coverage, the amounts, the annual premiums and the expiration dates, and
(ii) all bank accounts and certificates of deposit of the Company and the persons authorized to sign checks on any of such accounts or deposits. A copy of such documents shall be attached hereto as Schedule 9.13.

     9.14 Approval of Purchaser. All actions, proceedings, instruments, consents and documents required to carry out this Agreement and the transaction contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Purchaser and Purchaser shall have received such other certificates, opinions, and documents in form reasonably satisfactory to Purchaser, as Purchaser may reasonably required from the Company or EV to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of the Company and EV and the fulfillment of the Company's and EV's covenants.

     9.15  Approval  of Board of Directors and  Shareholders.
Purchaser  shall have received the certified minutes  of  the
Board   of   Directors  and  Shareholders  of   the   Company
authorizing and approving this Agreement.

     9.16 Financing. Purchaser shall have received financing in an amount not to exceed the Purchase Price, and such additional monies as are required to effectuate the transactions herein contemplated and provide adequate initial working capital, never to exceed $1,500,000.00, on terms and conditions reasonably satisfactory to Purchaser by the Closing Date.

     9.17 Customer Relations. Purchaser shall be reasonably satisfied based on personal interviews with Company's Customers and Clients that such Customers and Clients intend to continue their current level of business with the Purchaser after the Closing and Purchaser shall have obtained an agreement to transfer contracts from those customers where the right of assignment of the contract is not specifically permitted. Purchaser and the Company shall also send a notification letter to such Customers and Clients as the parties agree, substantially in the form attached hereto as Schedule 9.18.

     9.18 401(k) Rollover. Purchaser has arranged for a rollover of the existing 401(k) plan for employees of the Company employed by Purchaser into a newly formed 401(k) plan for Purchaser.

     9.19  Consent. Purchaser shall have obtained or received
(i) the consent of Tenney and Pavoni (or shall have made a reasonable attempt to obtain such and such attempt at consent shall have been approved by Purchaser) and (ii) evidence satisfactory to Purchaser, in its sole and absolute discretion, that the Debentureholders have authorized (a) the sale of the Purchased Assets as contemplated hereunder and
(b) the release and termination of the Debentureholders' security interest in and to the Purchased Assets.

     9.20 Non-Competition and Confidentiality Agreement. The Company and EV shall each have executed and delivered to Purchaser a Non-Competition and Confidentiality Agreement in form and substance satisfactory to Purchaser and its counsel, substantially in the Form attached hereto as Schedule 9.21.

     9.21 Due Diligence. Purchaser shall have completed its due diligence with respect to the Company and shall be satisfied with the results of such due diligence.

     9.22  Schedules.   The Company shall have  delivered  to
Purchaser complete final versions of the Schedules to be attached hereto on or before August 26, 1997, which schedules shall be satisfactory to Purchaser.
                           ARTICLE X
         RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

     10.01 Closing Date Balance Sheet. Within 17 days after the Closing EV and the Company shall deliver to Purchaser for its inspection and approval the Closing Date
Schedules.

     10.02 Survival of Warranties. All representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and shall survive the Closing for a minimum period of two (2) years, regardless of any investigation and shall not merge into the performance of any obligation by either party hereto.

     10.03 Collection of Assets. Subsequent to the Closing, Purchaser shall have the right and authority to collect all receivables and other items transferred and assigned to it by the Company hereunder and to endorse with the name of the Company any checks received on account of such receivables or other items, and the Company agrees that it will promptly transfer or deliver to the Purchaser from time to time, any cash or other property that the Company may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character of any other items included in the Purchased Assets. Purchaser will promptly transfer to the Company amount collected on receivables not purchased by Purchaser.

     10.04 Payment of Obligations. The Company and EV shall jointly and severally pay all of the Retained Liabilities in the ordinary course of business as they become due. Neither this provision, nor any other provision of this Agreement shall create any obligation of EV or the Company to any person or entity, other than Purchaser, which did not exist prior to the Closing.

                          ARTICLE XI
                        INDEMNIFICATION

     11.01 Indemnification by the Company and EV. The Company and EV jointly and severally agree to indemnify and hold the Purchaser and its respective subsidiaries and affiliates and persons serving as officers, directors, agents, counsel, partners or employees thereof (individually an "indemnified party" and collectively the "indemnified parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing pursuant to this Section 11) ("Damages"), for a period of two
(2) years from the Closing, unless otherwise stated below, which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

          (a) fraud (including a material breach of the representations and warranties contained in Section 4), intentional misrepresentation or a deliberate or willful breach by the Company or EV or any of their representations, warranties, agreements or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto;
          (b)     any   other   material   breach   of    any
representation, warranty, agreement or covenant of the Company or EV under this Agreement or in any certificate, schedule or exhibit delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties, agreements or covenants;

          (c) all claims asserted under the Bulk Sales Act relative to any Retained Liabilities (for a period of six (6) months from the Closing);

          (d) any of the Retained Liabilities, including without limitation, any failure by the Company and EV to perform and discharge any of the Retained Liabilities as set forth in this Agreement; and

          (e) any liability of the Company or EV for Taxes which are not included in the Assumed Liabilities.

     11.02 Indemnification by Purchaser. Purchaser agrees to indemnify and hold the Company and EV (individually an "Indemnified Party") (collectively the "Indemnified Parties"), harmless from and against any Damages which may be sustained or suffered by any of them arising out of or based upon the following matters.

          (a) any material breach of any representation, warranty, agreement or covenant of Purchaser under this Agreement or on any certificate, schedule or exhibit delivered pursuant hereto, made or delivered for the benefit of the Company and EV;

          (b) failure to pay, discharge or perform any of the Assumed Liabilities or any other obligations of the Company or EV which are expressly assumed by the Purchaser (including accrued vacation liabilities to current Company employees as of Closing) hereunder;

          (c) all claims asserted by any employee of the Purchaser (who are employees of Company prior to Closing and who are listed on Schedule 11.02(c) hereto) for any employment benefit including, without limitation to, retirement benefits, which are incurred and accrue after the Closing; and

          (d)  any claims asserted by any employee listed  on
Schedule   11.02(c)   attached  hereto   for   any   wrongful
termination and/or severance payments.

     11.03 Indemnification Initiation. Neither EV, the Company, nor the Purchaser shall have any liability under this Article XI unless and only to the extent that the aggregate of all claims brought by any party for indemnification under this Article exceed $10,000; however, once any party's claims exceed $10,000, the indemnifying party shall be responsible for payment of the entire amount of any claim made under this Article XI, including the first $10,000 of such claim.

     11.04     Procedure for Indemnification.   In connection
with any claim for indemnification by any party under the indemnity set forth above in Sections 11.01 and 11.02, the procedure set forth below shall be followed.

          (a) Notice. Promptly after receipt by an Indemnified Party of any claim, suit, judgment or matter for which indemnity may be sought under Sections 11.01 or 11.02 the Indemnified Party shall give notice thereof in writing to the Indemnifying Party, but the omission to so notify the Indemnifying Party promptly will not relieve the Indemnifying Party from any liability except to the extent that the Indemnifying Party shall have been prejudiced as the result of the failure to or delay in giving such notice. Notice hereunder shall be given in accordance with Article XVIII below. The indemnification period provided for herein shall be tolled for a particular claim for the period beginning on the date the indemnified party receives written notice of that claim until the final resolution of such claim.

          (b) Defense of a Third Party Claim. The Indemnified Party, after giving such notice, shall have the right to adjust or settle any claim, suit or judgment coming within the scope of the indemnity obligation unless the Indemnifying Party, within ten (10) days after the receipt of the above notice, agrees in writing to litigate, defend or appeal, promptly assume the litigation, defense or appeal thereof with counsel reasonably acceptable to the Indemnified Party.

          (c) Both Parties Right to Participate. Either party hereto desiring to participate in the handling of any such third party claim, suit or judging being handled by the other party shall have the right, at its expense and with its counsel, to join with the other party and participate fully in the defense of any such claim or contest.

          (d) Final Authority. Purchaser, the Company and EV shall cooperate in the defense of any third party claim or litigation and each shall make available all books and records which are relevant in connection with such claim or litigation.

          (e)  Payment.   Any and all amounts determined from
time to time to be paid by the Indemnifying Party by reason of its indemnity obligations under Sections 11.01 or 11.02, as the case may be, shall be paid in cash, on demand.

          (f) Claims Between Purchaser and the Company and EV. Any claim for indemnification under this Agreement which does not result in the assertion of a claim by a third party shall be asserted by written notice given to the other party (the "Recipient"). Recipient shall have a period of thirty
(30) days within which to respond thereto. If Recipient does not respond within such 30 day period, Recipient shall be deemed to have accepted responsibility for such indemnity and shall have no further right to contest the validity of such claim. If Recipient does respond within such 30 day period, the parties shall use their best efforts to resolve the matter between themselves. If the parties have been unable to resolve such a matter within 30 days after Recipient's response to such notice, then the claim for indemnification shall be submitted to and settled by arbitration by a panel of three arbitrators experienced in the matters at issue, to be held in Louisville, Kentucky. The Arbitration shall be conducted in accordance with the Commercial Arbitration Rules existing at the date thereof to the extent not inconsistent with this Agreement. The decision of the arbitrators shall be final and binding and may be enforced in any court of record having jurisdiction over the subject matter or over either of the parties hereto.

          (g)   Survival.   The rights of the  parties  under
this Article XI shall survive for a period of two years from the date of Closing. Thereafter, no claim may be asserted by any party for indemnification.

                          ARTICLE XII
                           PUBLICITY

     12.01 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the Parties. None of the parties shall cause or authorize any such notice or publicity without the prior approval of all other parties; provided, however, that in the case of an announcement which the Company or its parent may be required by law or by any governmental agency to make, issue or release, such action by the Company without the prior approval by the other parties shall not constitute a breach of this Section.

                         ARTICLE XIII
                     BROKERS AND EXPENSES

     13.01      Broker.    The parties hereto  represent  and
warrant that there are no brokers or finders known to them to be involved with this transaction.

     13.02 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by them in negotiation and preparation of this Agreement and in Closing and carrying out the transactions contemplated by this Agreement. The fees and expenses of the Company shall be paid by EV.

                          ARTICLE XIV
                       FORM OF AGREEMENT

     14.01 Headings. The subject headings of the Sections, paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     14.02 Entire Agreement, Modification and Waiver. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     14.03     Counterparts.   This Agreement may be executed
simultaneously in one more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                          ARTICLE XV
                            PARTIES

     15.01 Rights of Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this Agreement.

     15.02 Assignment. The Company and EV shall not assign this Agreement. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, and successors.

                          ARTICLE XVI
                           REMEDIES

     16.01 Specific Performance. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and in such case the parties each expressly waive the defense that a remedy in damages will be adequate.
     16.02 Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                         ARTICLE XVII
    NATURE AND SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

     17.01 Effect of Certain Actions. No action taken pursuant to or related to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, condition or agreement contained herein.

                         ARTICLE XVIII
                            NOTICES

     18.01 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party (including without limitation service by nationally recognized overnight courier service) to whom notice is to be given, or if sent by first class mail, registered or certified, postage prepaid, at the address set forth below, service shall have been duly given on the date of receipt by the addressee, or on the date of confirmation of transmission if delivered by facsimile to the facsimile number set forth below. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth below.
          If to Purchaser:         Omni Engineering, Inc.
                              13901 Bel Vista Court
                              Prospect, KY 40059
                              Attn: Frank Hawkins Phone:
                              (502)_____________ Fax:
                              (502)_______________


          With a copy to:          Edward L. Schoenbaechler
                              Goldberg & Simpson, P.S.C.
                              3000 National City Tower
                              Louisville, Kentucky 40202
                              Phone:  (502) 589-4440
                              Fax: (502) 581-1344


          If  to  the  Company and EV:     EV  Environmental,
Inc.
                              1465 Post Road East
                              Westport, Connecticut 06880
                              Attn: Michael Cox, Chairman
                              Phone: (203) 256-9596
                              Fax: (203)______________


          With a copy to:          Daniel T. Clark, Esq.
                              Rich, May, Bilodeau & Flaherty,
P.C.
                              294 Washington Street
                              Boston, Massachusetts 02108
                              Phone: (617) 482-1360
                              Fax: (617) 556-3889

                         ARTICLE XIX
                         GOVERNING LAW

     19.01      Governing  Law.    This  Agreement  shall  be
construed in accordance with and governed by the laws of the Commonwealth of Kentucky.

     19.02 Consent to Jurisdiction. Solely for the purpose of allowing a party to enforce its indemnification and other rights hereunder, each of the parties hereby consents to personal jurisdiction, service of process and venue in the state courts in the Commonwealth of Kentucky.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the date set forth above.


                                EV:
                              EV ENVIRONMENTAL, INC.

                              By: _______________________________

                              Title:
_____________________________


                              PURCHASER:
                              OMNI ENGINEERING, INC.

                              By:
___________________________________

                              Title:
_________________________________


                              THE COMPANY:
                              EV ENGINEERING, INC.

                              By:
___________________________________

                              Title:
_________________________________